Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of LEGGETT & PLATT, INCORPORATED, a Missouri corporation (the "Corporation"), does hereby nominate, constitute and appoint Karl G. Glassman, J. Mitchell Dolloff and Scott S. Douglas, or any one of them individually, his or her true and lawful attorneys-in-fact, to sign in the name of and on behalf of the undersigned directors of the Corporation and to file with the Securities and Exchange Commission ("SEC") the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and any other document or further Amendment to said Annual Report, and to take such other action, all as said attorneys-in-fact, or any one of them individually, deem necessary or advisable to the end that such Annual Report or Amendments thereto in respect of same, shall comply with the Securities Exchange Act of 1934, as amended, and the applicable rules of the SEC thereunder; and does hereby ratify and confirm all that said attorneys-in-fact, and each of them individually, may do by virtue hereof. This Power of Attorney may be signed in multiple counterparts, and all such counterparts, collectively, shall constitute a single document.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney or a counterpart hereof as of the 23rd day of February 2021.

/s/ MARK A. BLINN	/s/ JOSEPH W. MCCLANATHAN
Mark A. Blinn	Joseph W. McClanathan

/s/ ROBERT E. BRUNNER	/s/ JUDY C. ODOM
Robert E. Brunner	Judy C. Odom

/s/ MARY CAMPBELL	/s/ SRIKANTH PADMANABHAN
Mary Campbell	Srikanth Padmanabhan

/s/ J. MITCHELL DOLLOFF	/s/ JAI SHAH
J. Mitchell Dolloff	Jai Shah

/s/ MANUEL A. FERNANDEZ	/s/ PHOEBE A. WOOD
Manuel A. Fernandez	Phoebe A. Wood

/s/ KARL G. GLASSMAN
Karl G. Glassman